Exhibit 8.1

300 North LaSalle

Chicago, IL 60654

United States

To Call Writer Directly: (312) 862-2000	www.kirkland.com	Facsimile: (312) 862-2200

August 1, 2018

Legacy Reserves, Inc.

303 W. Wall St., Suite 1800

Midland, Texas 79701

Ladies and Gentlemen:

We have acted as counsel to Legacy Reserves, Inc., a Delaware corporation (“Legacy”), in connection with the corporate reorganization of Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), to transition from a master limited partnership to a corporation (the “Corporate Reorganization”) through (i) a merger between the Partnership and Legacy Reserves Merger Sub LLC (“Merger Sub”), a wholly owned subsidiary of Legacy, pursuant to which all of the units representing limited partner interests in the Partnership, the 8% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership and the 8% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership will be converted into the right to receive shares of common stock, par value $0.01 per share, of Legacy, and Merger Sub will be merged with and into the Partnership (the “Merger”) and (ii) the purchase by Legacy of all of the outstanding limited liability company interests in the Legacy Reserves GP, LLC, a Delaware limited liability company (“Partnership GP”), from Lion GP Interests, LLC, a Delaware limited partnership (“GP Seller”). All capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2018, by and among Legacy, Merger Sub, the Partnership and Partnership GP (the “Merger Agreement”).

At your request, and in connection with the filing of the Form S-4 by Legacy with the Securities and Exchange Commission (File No. 333-224182) (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, we are rendering our opinion regarding certain U.S. federal income tax matters.

In connection with this opinion, and with your consent, we have reviewed and relied upon the accuracy and completeness, without independent investigation or verification, of the following: (i) the Merger Agreement; (ii) the GP Purchase Agreement; (iii) the Registration Statement, including the joint proxy statement/prospectus forming a part thereof; and (iv) such other documents, information and materials as we have deemed necessary or appropriate.

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Legacy Reserves, Inc.

August 1, 2018

In rendering this opinion, we have assumed, with your permission, that: (1) all parties to the Merger Agreement, the GP Purchase Agreement, and to any other documents reviewed by us, have acted and will act in accordance with the terms of the Merger Agreement, the GP Purchase Agreement and such other documents; (2) the Merger and GP Purchase will be consummated at the Effective Time pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement and GP Purchase Agreement, without the waiver or modification of any such terms and conditions, and as described in the Registration Statement; (3) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of Legacy, the Partnership, Partnership GP, GP Seller and Merger Sub in the Merger Agreement, and the Registration Statement are and, at all times up to and including the Effective Time, will continue to be true, complete and correct; (4) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of Legacy, the Partnership, Partnership GP, GP Seller and Merger Sub in the Merger Agreement, the GP Purchase Agreement and the Registration Statement that are qualified by the knowledge and/or belief of any person or entity are and, at all times up to and including the Effective Time, will continue to be true, complete and correct as though not so qualified; (5) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement and, at all times up to and including the Effective Time, there will be no plan, intention, understanding or agreement; and (6) for U.S. federal income tax purposes, Legacy, the Partnership, Partnership GP, GP Seller and Merger Sub will treat the Merger as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”). We also have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the legal capacity of signatories. Moreover, we have assumed that all facts, information, statements and representations contained in the documents we have reviewed were true, complete and correct at the time made and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, and that all such facts, information, statements and representations can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence. If any of the assumptions described above are untrue for any reason, or if the Merger or GP Purchase is consummated other than in accordance with the terms and conditions set forth in the Merger Agreement and GP Purchase Agreement, our opinion as expressed below may be adversely affected. We undertake no responsibility to advise you of any factual developments arising after the date hereof or to supplement or otherwise revise our opinion to reflect any such developments.

Our opinion is based on the Code, the United States Treasury Regulations, case law and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof, any of which is subject to change at any time, potentially with retroactive effect. We undertake no responsibility to advise you of any legal developments arising after the date hereof

Legacy Reserves, Inc.

August 1, 2018

or to supplement or otherwise revise our opinion to reflect any such developments. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion. Our opinion is not binding on the Internal Revenue Service or any court and there is no assurance or guarantee that the Revenue Service or a court will agree with our conclusions.

Based upon and subject to the foregoing, and to the qualifications and limitations set forth herein, and in reliance upon the representations and assumptions described herein, we hereby confirm that the statements set forth in the section of the Registration Statement entitled “Material U.S. Federal Income Tax Consequences,” to the extent they constitute matters of U.S. federal income tax law or summaries of legal matters or conclusions with respect thereto, have been reviewed by us and are correct in all material respects, based upon current laws and the assumptions stated or referred to therein and the limitations set forth therein.

Our opinion is limited to the U.S. federal income tax issues specifically addressed herein, and no opinion is expressed or should be inferred as to any other U.S. federal income tax issues or the tax consequences under any state, local or foreign laws or with respect to other areas of U.S. federal taxation.

This opinion has been prepared pursuant to an engagement with you and is solely for your benefit and shall not inure to the benefit of any other person, including without limitation any successor or assign of yours, whether by operation of law or otherwise, and is not to be used or relied upon for any other purpose except in connection with the Corporate Reorganization without our express written permission. Further, this opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP